PARTICIPATION AGREEMENT

Among

OPPENHEIMER VARIABLE ACCOUNT FUNDS,

OPPENHEIMERFUNDS, INC.

and

NATIONAL LIFE INSURANCE COMPANY

THIS AGREEMENT (the “Agreement”), made and entered into as of the 11th day of November, 2008 by and among National Life Insurance Company (hereinafter the

“Company”), on its own behalf and on behalf of each separate account of the Company named in

Schedule 1 to this Agreement, as may be amended from time to time by mutual consent

(hereinafter collectively the “Accounts”), Oppenheimer Variable Account Funds (hereinafter the

“Fund”) and OppenheimerFunds, Inc. (hereinafter the “Adviser”).

WHEREAS, the Fund is an open-end management investment company and is available to act as the investment vehicle for separate accounts now in existence or to be established at any date hereafter for variable life insurance policies, variable annuity contracts and other tax-deferred products (collectively, the “Variable Insurance Products”) offered by life insurance companies (hereinafter “Participating Insurance Companies”);

WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each designated a “Portfolio”, and each representing the interests in a particular managed pool of securities and other assets;

WHEREAS, the Fund has obtained an order from the Securities and Exchange

Commission (the “SEC”), dated July 16, 1986 (File No. 812-6324) granting Participating

Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment

Company Act of 1940, as amended, (hereinafter the “1940 Act”) and Rules 6e-2(b)(15) and 6e-

3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the “Mixed and Shared Funding Exemptive

Order”);

WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and each class of shares of the Portfolios of the Fund is registered under the Securities Act of 1933, as amended (hereinafter the “1933 Act”);

WHEREAS, the Adviser is duly registered as an investment adviser under the federal Investment Advisers Act of 1940;

WHEREAS, the Company has registered or will register certain variable annuity and/or life insurance contracts under the 1933 Act (hereinafter “Contracts”) (unless an exemption from registration is available);

WHEREAS, the Accounts are or will be duly organized, validly existing segregated asset accounts under applicable insurance law, established by resolution of the Board of Directors of the Company, to set aside and invest assets attributable to the aforesaid variable contracts (the Separate Account(s) covered by the Agreement are specified in Schedule 1 attached hereto, as may be modified by mutual consent from time to time);

WHEREAS, the Company has registered or will register the Accounts as unit investment trusts under the 1940 Act (unless an exclusion from registration is available);

WHEREAS, to the extent permitted by applicable insurance laws and regulations,

the Company intends to purchase shares in the Portfolios (the Portfolios covered by this

Agreement are specified in Schedule 2 attached hereto as may be modified by mutual consent from time to time), on behalf of the Accounts to fund the Contracts, and the Fund is authorized to sell such shares to unit investment trusts such as the Accounts at net asset value; and

NOW, THEREFORE, in consideration of their mutual promises, the Fund, the

Adviser and the Company agree as follows:

ARTICLE I. Purchase and Redemption of Fund Shares

1.1. The Fund agrees to make available to the Company for purchase on behalf of the Accounts those shares of a Portfolio of the Fund which the Company orders on behalf of the Accounts, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for such shares, as established in accordance with the provisions of the then current prospectus of the Fund.

1.2. The Fund will not sell shares of any Portfolio to any other Participating

Insurance Company separate account unless an agreement containing provisions similar in substance to Sections 2.1 and 2.2 of Article II, Sections 3.7 and 3.8 (other than the provision requiring the Fund to provide voting standards) of Article III and Article V of this Agreement is in effect to govern such sales, it being agreed and understood by Company and the Fund that this provision is not intended to prevent the Fund from selling its shares to any potential investor whose purchase of shares does not render the shares of the Fund or any Portfolio ineligible for continued or additional investment by the Company and its Account(s), and it being further understood and agreed by the Company and the Fund that this provision shall apply prospectively to participation agreements that the Fund enters into on or after the date hereof.

1.3. The Company shall be the designee of the Fund for receipt of purchase orders and requests for redemptions or exchanges of shares of a Portfolio (“Instructions”). The

Business Day on which such Instructions are received in proper form by the Company and time stamped by the Company by the close of trading will be the date and time as of which Portfolio shares shall be deemed purchased, exchanged or redeemed as a result of such Instructions;

provided that the Fund receives such Instructions by 9:30 a.m. Eastern Time on the next following business day. Instructions received in proper form by the Company and time stamped after the close of trading on any given Business Day or received by the Fund after 9:30 a.m.

Eastern Time on the next following business day shall be treated as if received on the next following Business Day. The Company warrants that all orders transmitted to the Fund by 9:30

a.m. Eastern Time on a Business Day were received by the Company in proper form and time stamped prior to the close of trading on the prior Business Day. “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC and its current prospectus.

The Fund shall calculate the net asset value per share of each Portfolio on each Business

Day, and shall communicate these net asset values to the Company or its designee on a daily basis as soon as reasonably practicable after the calculation is completed (normally by 6:30 p.m.

Eastern time). If the Fund is unable to meet the 6:30 p.m. time stated herein, the Fund shall provide additional time equal to the additional time it takes the Fund to make the net asset value available to the Company for the Company to place orders for the purchase and redemption of shares and make any applicable purchase payments.

The Company shall submit payment for the purchase of shares of a Portfolio in federal funds transmitted by wire to the Fund or to its designated custodian, which must receive such wires no later than the close of the Federal Reserve Bank of New York, which is 6:00 p.m.

Eastern time, on the Business Day following the Business Day for which such purchase orders have been placed.

Issuance and transfer of the Portfolio shares will be by book entry only. Stock certificates will not be issued to the Company or the Accounts. Portfolio shares purchased from the Fund will be recorded in the name of the appropriate Account or the appropriate subaccount of each Account.

The Fund shall furnish, on or before the ex-dividend date, notice to the Company of any income dividends or capital gain distributions payable on the shares of any Portfolio. The

Company hereby elects to receive all such income dividends and capital gain distributions as are payable on shares of a Portfolio in additional shares of that Portfolio, and the Company reserves the right to change this election in the future. The Fund will notify the Company of the number of shares so issued as payment of such dividends and distributions.

Each party to this Agreement agrees that, in the event of a material error resulting from incorrect information or confirmations, the parties will seek to comply in all material respects with the provisions of applicable federal securities laws.

1.4. The Fund agrees to make Portfolio shares available for purchase by the

Company for their separate Accounts listed in Schedule 1 on those days on which a Portfolio calculates its net asset value pursuant to rules of the SEC; provided, however, that the Board of

Trustees of the Fund (hereinafter the “Trustees”) may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees,

acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, in the best interests of the shareholders of any Portfolio (including without limitation purchase orders that individually or together with other contemporaneous orders represent large transactions in shares of any Portfolio held for a relatively brief period of time). Such shares shall be purchased at the applicable net asset value per share, increased by any initial sales charge, if the Fund’s prospectus then in effect imposes such a charge on such purchases.

Without limiting the foregoing, the Fund and the Fund’s transfer agent may take such other action (including, without limitation, rejecting specific purchase orders) as they deem necessary to reduce, discourage or eliminate market timing activity. The Company agrees to follow and adhere to the Fund’s market timing procedures and to cooperate with the Fund and the Adviser to assist in the implementation of the Fund’s restrictions on purchase, redemption and exchange activity that follows a market timing pattern, including but not limited to providing information on Contract owner transactions, holdings and other information as may reasonably be requested by the Fund, the Adviser or their duly authorized representatives.

1.5. Company shall provide, promptly (generally within five (5) Business

Days) upon request by the Fund, the taxpayer identification number of all Contract owners that purchased, redeemed, transferred, or exchanged shares of the Fund held through a Contract , and the amount and dates of such purchases, redemptions, transfers, and exchanges; and

1.6. Company shall execute any instructions from the Fund to restrict or prohibit further purchases or exchanges of shares of the Fund by a Contract owner who has been identified as having engaged in transactions of Fund shares (directly or indirectly through the

Contract) that violate policies established by a Fund for the purpose of eliminating or reducing any short-term trading or arbitrage activity or any dilution of the value of the outstanding securities issued by the Fund.

1.7. Company and Fund agree to otherwise share information as required by

Rule 22c-2, promulgated under the Investment Company Act of 1940.

1.8. The Fund agrees to [redeem] or exchange, upon the Company’s request,

any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption, reduced by any redemption fee or deferred sales charge, if the Fund’s prospectus in effect as of the date of such redemption imposes such a fee or charge on such redemptions.

For purposes of this Section 1.4, the Company shall be the designee of the Fund for receipt of requests for redemption and receipt by such designee shall constitute receipt by the Fund;

provided that the Fund receives written (or facsimile) notice of such request for redemption by

9:30 a.m. Eastern Time on the next following Business Day; however the Company undertakes to use its best efforts to provide such notice to the Fund by no later than 9:00 A.M. Eastern time on the next following Business Day. Payment shall be made within the time period specified in the Fund's prospectus or statement of additional information (“SAI”), provided, however, that in no event shall payment be delayed for a greater period than is permitted by the 1940 Act. In the event the Fund does not pay for the Fund shares that are redeemed on the next Business Day after a request to redeem shares is made, then the Fund shall apply any such delay in redemptions uniformly to all records holders of shares of that Portfolio. Payment shall be in federal funds transmitted by wire to the Company's bank accounts as designated by the Company in writing from time to time. The Company further agrees to furnish, or cause to be furnished, to the Fund,

the Adviser and their duly appointed agents a copy of the Company’s SAS 70 reports prepared by the Company’s independent auditor within a reasonable time such report is completed and to submit to an inspection by the Fund, the Adviser or their duly authorized agents of its books and records upon reasonable notice.

1.9. The Company agrees to purchase and redeem the shares of the Portfolios named in Schedule 2 offered by the then current prospectus and SAI of the Fund in accordance with the provisions of such prospectus and SAI. The Company shall not permit any person other than a Contract owner to give instructions to the Company which would require the Company to purchase, redeem or exchange shares of the Fund.

1.10. The Fund offers share classes which impose redemption fees in certain circumstances (“Redemption Fee Funds”) and, with respect to such Redemption Fee Funds, the

Company agrees to monitor holding periods of Contract owners and to track such holding periods for purposes of the Fund’s assessment of redemption fees in conjunction with those transactions specifically subject to such fees, subject to any reasonable exceptions as set forth in the Redemption Fee Funds prospectuses. The Company shall maintain records supporting its calculations of redemption fees payable to each Fund and shall provide the Fund with access, to or copies of, such records upon the reasonable request of the Fund. Company shall calculate the amount of redemption fees payable to each Fund on a daily basis and such amount shall be netted against the redemption proceeds payable by the Company.

Nothing herein shall be construed to require actions on the part of Company that would,

in the best judgment of the Company, constitute the violation or breach of any duty the Company owes to Contract owners whose Contracts were purchased prior to the creation of the

Redemption Fee Fund shares.

ARTICLE II. Representations and Warranties

2.1. The Company represents and warrants that the securities deemed to be issued by the Accounts under the Contracts are or, prior to any issuance or sale will be,

registered under the 1933 Act (unless an exemption from registration is available) and, that the

Contracts will be issued, offered and sold in compliance in all material respects with all applicable federal and state laws and regulations, including without limitation state insurance suitability requirements and National Association of Securities Dealers, Inc. (“NASD”) conduct rules. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable state law and that it has legally and validly established the Accounts prior to the issuance or sale of units thereof as a segregated asset account under applicable insurance law and has registered the Accounts as unit investment trusts in accordance with the provisions of the 1940 Act (unless an exclusion from registration is available) to serve as segregated investment accounts for the Contracts, and that it will maintain such registration for so long as any Contracts are outstanding or until registration is no longer required under federal and state securities laws.

The Company shall amend the registration

statement under the 1933 Act for the Contracts and the registration statement under the 1940 Act for the Accounts from time to time as required in order to effect the continuous offering of the

Contracts or as may otherwise be required by applicable law. The Company shall register and qualify the Contracts for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Company.

2.2. The Company represents and warrants that the Contracts are currently and at the time of issuance will be treated as life insurance or annuity contracts under applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations issued thereunder, and that it will make every effort to maintain such treatment and that it will notify the Fund and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. In addition, the Company represents and warrants that the Accounts are a “segregated asset accounts” and that interests in the Accounts are offered exclusively through the purchase of or transfer into a “variable contract” within the meaning of such terms under Section 817 of the

Code and the regulations issued thereunder and any amendments or other modifications to such section or such regulations (and any revenue rulings, revenue procedures, notices and other published announcements of the Internal Revenue Service interpreting these provisions). The

Company shall continue to meet such definitional requirements, and it will notify the Fund and the Adviser immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future. The Company represents and warrants that it will not purchase Fund shares with assets derived from tax-qualified retirement plans except indirectly, through Contracts purchased in connection with such plans.

2.3. The Fund represents and warrants that Fund shares sold pursuant to this

Agreement shall be registered under the 1933 Act and duly authorized for issuance and sold in accordance with applicable state and federal law and that the Fund is and shall remain registered under the 1940 Act for as long as the Fund shares are sold.

The Fund shall amend the

registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.

2.4. The Fund will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund represents and warrants that each Portfolio of the Fund will comply with Section 817(h) of the

Code and Treasury Regulation 1.817 -5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations (and any revenue rulings, revenue procedures, notices, and other published announcements of the Internal Revenue Service interpreting these provisions). In the event the Fund should fail to so qualify, it will take all reasonable steps (a) to notify the

Company of such breach and (b) to resume compliance with such diversification requirement within the grace period afforded by Treasury Regulation 1.817.5. The Fund and Adviser

represent that each Portfolio is qualified as a Regulated Investment Company under Subchapter

M of the Code and that it will maintain such qualification (under Subchapter M or any successor provision), and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

2.5. Certain of the Funds have adopted distribution plans under Rule 12b-1 of the 1940 Act (12b-1 Plan) pursuant to which the Funds may compensate Company for personal services, account maintenance services and/or any distribution assistance provided (“12b-1

Services”). If the Contracts purchase shares of a series and class of the Fund that have adopted a

12b-1 Plan, the Fund will pay the Company for 12b-1 Services subject to the limitations set forth in the applicable Fund’s prospectus, Statement of Additional Information, and 12b-1 Plan, and

may be reduced revised or terminated altogether at any time at the discretion of the Fund’s

Trustees. The Company agrees to provide the Trustees any information as may be reasonably necessary for the Trustees to review the Fund’s 12b-1 Plan or Plans, to determine whether such fees were used for purposes consistent with the purposes of Rule 12b-1.

2.6. The Fund represents that it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply with applicable provisions of the 1940 Act.

2.7. The Adviser represents and warrants that it is and will remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance with any applicable state and federal securities laws.

2.8. The Fund and Adviser each represent and warrant that all of its respective directors, trustees, officers, employees, investment advisers, and transfer agent of the Fund are and shall continue to be at all times covered by a blanket fidelity bond (which may, at the Fund’s election, be in the form of a joint insured bond) or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Section 17(g) and Rule

17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable insurance company. The Adviser agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the

Company in the event that such coverage no longer applies.

2.9. The Company represents and warrants that all of its directors, officers,

employees, agents, investment advisers, and other individuals and entities dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage in an amount not less than the equivalent of U.S. $10 million. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable insurance company.

The Company agrees that any amount received under such bond in connection with claims that derive from arrangements described in this Agreement will be paid by the Company for the benefit of the Fund. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Adviser in the event that such coverage no longer applies.

2.10. The Fund and the Adviser represent that they will make a good faith effort to furnish information to the Company about the Fund not otherwise available to the Company which is required by state insurance law to enable the Company to obtain the authority needed to issue the Contracts in any applicable state.

The Company undertakes and agrees to comply, and to take full responsibility in complying with any and all laws, regulations, protocols and other requirements relating to money laundering, both United States and foreign, including, without limitation, the International

Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (Title III of the USA

Patriot Act), hereinafter, collectively with the rules, regulations and orders promulgated thereunder (the “Patriot Act”) and any requirements and/or requests in connection therewith,

made by regulatory authorities, the Fund or their duly appointed agents, either generally or in respect of a specific transaction, and/or in the context of a “primary money laundering concern”

as defined in the Patriot Act. The Company agrees as a condition precedent to any transaction taking or continuing to be in effect under this Agreement, to comply with any and all anti-money laundering laws, regulations, orders or requirements, and without prejudice to the generality of the above, to provide regulatory authorities, the Fund or its duly appointed agents, with all necessary reports and information for the Fund or its agents to fulfill their obligations, if any,

under the Patriot Act for the purposes of the Fund or other third parties complying with any and all anti-money laundering requirements imposed by the Patriot Act, including, without limitation,

enhanced due diligence obligations, the filing of Currency Transaction Reports and/or of

Suspicious Activity Reports obligations, and/or the sharing of information requirements. In the event reports and information deemed satisfactory by the Fund are not received within a reasonable time period from the date of the request, the Fund reserve the right to reject any transaction and/or cease to transact with the Company and/or the Accounts.

Further, the Company represent that the Company has not received notice of, and to the

Company’s knowledge, there is no basis for, any claim, action, suit, investigation or proceeding that might result in a finding that the Company is not or has not been in compliance with the

Patriot Act, and the rules and regulations promulgated thereunder.

2.11. The Company, the Fund and the Advisor each agree to notify the others immediately upon having a reasonable basis for believing that any of these representations and warranties are no longer true or accurate to a material extent.

2.12 The Company shall maintain and enforce policies and procedures reasonably designed to ensure that Portfolio share orders transmitted to the Fund are segregated by time of receipt in order to prevent Share orders from being executed at a price based on a previously determined net asset value.

2.13 After receiving reasonable notice, the Company shall facilitate and cooperate with third-party audits arranged by the Fund or the Adviser to evaluate the effectiveness of its compliance controls.

2.14 After receiving reasonable notice, the Company shall provide the Fund’s chief compliance officer with direct access to its compliance personnel. Nothing in this provision shall prevent the Company or its compliance personnel from being represented by counsel.

ARTICLE III. Sales Material, Prospectuses and Other Reports

3.1. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund or the

Adviser is named, at least ten Business Days prior to its use. No such material shall be used if the Fund or its designee reasonably object to such use within ten Business Days after receipt of such material.

3.2. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the

Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee, except with the permission of the Fund.

3.3. For purposes of this Article III, the phrase “sales literature or other promotional material” includes, but is not limited to, portions of the following that use any logo or other trademark related to the Fund or its affiliates, and any of the following that refer to the

Fund or an affiliate of the Fund: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording,

videotape display, signs or billboard or electronic media), and sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, market letters and form letters, seminar texts, reprints or excerpts from any advertisement, sales literature or published article), educational training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, SAIs, shareholder reports, and any other communications distributed or made generally available with regard to the Fund.

3.4. The Fund shall provide to the Company a copy of its current prospectus within a reasonable period of its filing date, and provide other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the

Fund is supplemented or amended) to have the prospectus for the Contracts and the Fund’s prospectus printed together in one document. The Adviser shall be permitted to review and approve the typeset form of the Fund’s Prospectus prior to such printing.

3.5. The Fund or the Adviser shall provide the Company, at the expense, of the

Fund and the Adviser with either: (i) a copy of the Fund’s proxy material, reports to shareholders, other information relating to the Fund necessary to prepare financial reports, and other communications to shareholders for printing and distribution to Contract owners, or (ii)

camera ready, electronic file and/or printed copies, if appropriate, of such material for distribution to Contract owners, fifteen (15) days prior to the filing date for definitive copies of such material. The Adviser shall be permitted to review and approve the typeset form of such proxy material, shareholder reports and communications prior to such printing.

3.6. The Company assumes sole responsibility for ensuring that the Fund’s prospectus, shareholder reports and communications, and proxy materials are delivered to

Contract owners in accordance with applicable federal and state securities laws.

3.7. The Company shall:

(i) solicit voting instructions from Contract owners;

(ii) vote Fund shares in accordance with instructions received from

Contract owners; and

(iii) vote Fund shares for which no instructions have been received in the same proportion as Fund shares of such Portfolio(s) for which instructions have been received,

so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-

through voting privileges for variable contract owners or to the extent otherwise required by law.

The Company will vote Fund shares held in any segregated asset account, as well as shares owned by the Company, in the same proportion as Fund shares of such Portfolio for which voting instructions have been received from Contract owners, to the extent permitted by law.

3.8 Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in a Portfolio calculates voting privileges as required by the Mixed and Shared Funding Exemptive Order and consistent with any reasonable standards that the Fund may adopt and provide in writing.

ARTICLE IV. Fees and Expenses

4.1. The Fund and Adviser shall pay no fee or other compensation to the

Company under this agreement, and the Company shall pay no fee or other compensation to the

Fund or Adviser, except as provided herein.

4.2. Unless otherwise expressly provided for, all expenses incident to performance by each party of its respective duties under this Agreement shall be paid by that party. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund’s shares, preparation and filing of the

Fund’s prospectus and registration statement, proxy materials and reports, and the preparation of all statements and notices required by any federal or state law.

4.3. The Fund will pay the expenses associated with the following: setting the prospectus and profiles in type; printing copies of the prospectus and profiles to be delivered to existing Contract owners investing in the Portfolios; providing a reasonable number of copies of the SAI to the Company for itself and for any current owner of a Contract who requests such

SAI; setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report); and the preparation of all statements and notices required by any federal or state law.

4.4. Unless otherwise agreed, the Company shall bear the expenses of printing copies of the current prospectus and profiles for the Contracts; printing copies of the Fund’s prospectus and profiles that are used in connection with offering the Contracts; and distributing the Fund’s prospectus to owners of Contracts issued by the Company. However the expense of distributing the Fund’s proxy materials and reports to such Contract owners shall be paid by the

Fund. If the prospectus for the Contracts and the Fund’s prospectus are printed together in one or more documents, printing costs shall be allocated to reflect the Fund’s share, pursuant to

Section 4.3, of the total costs for printing the Fund’s prospectus(es) to be delivered to existing

Contract owners investing in the Portfolio(s), determined according to the number of pages of the Fund’s respective portions of the documents; provided that the Fund receives invoices for such expense within a reasonable time after printing.

4.5. In the event the Fund adds one or more additional Portfolios and the parties desire to make such Portfolios available to the respective Contract owners as an underlying investment medium, a new Schedule 2 or an amendment to this Agreement shall be executed by the parties authorizing the issuance of shares of the new Portfolios to the particular

Accounts. The amendment may also provide for the sharing of expenses for the establishment of new Portfolios among Participating Insurance Companies desiring to invest in such Portfolios and the provision of funds as the initial investment in the new Portfolios.

ARTICLE V. Potential Conflicts

5.1. The Trustees will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the Contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons,

including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d)

the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by participating insurance companies or by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of Contract owners. The Trustees shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

5.2. The Company has reviewed a copy of the Mixed and Shared Funding

Exemptive Order, and in particular, has reviewed the conditions to the requested relief set forth therein. The Company agrees to be bound by the responsibilities of a participating insurance company as set forth in the Mixed and Shared Funding Exemptive Order, including without limitation the requirement that the Company report any potential or existing conflicts of which it is aware to the Trustees. The Company will assist the Trustees in carrying out their responsibilities in monitoring such conflicts under the Mixed and Shared Funding Exemptive

Order, by providing the Trustees in a timely manner with all information reasonably necessary for the Trustees to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Trustees whenever Contract owner voting instructions are disregarded and by confirming in writing, at the Fund’s request, that the Company is unaware of any such potential or existing material irreconcilable conflicts.

5.3. If it is determined by a majority of the Trustees, or a majority of its disinterested Trustees, that a material irreconcilable conflict exists, the Company shall, at its expense and to the extent reasonably practicable (as determined by a majority of the disinterested

Trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and,

as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance

Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate accounts. The Company’s obligations under this

Section 5.3 shall not depend on whether other affected participating insurance companies fulfill a similar obligation.

5.4. If a material irreconcilable conflict arises because of a decision by the

Company to disregard Contract owner voting instructions and that decision could conflict with the majority of Contract owner instructions, the Company may be required, at the Fund’s election, to withdraw the Accounts’ investment in the Fund and terminate this Agreement;

provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested

Trustees. Any such withdrawal and termination must take place within six (6) months after the

Fund gives written notice that this provision is being implemented, and until the end of the six month period the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Fund.

5.5. If a material irreconcilable conflict arises because a particular state insurance regulator’s decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the Accounts’ investment in the Fund and terminate this Agreement within six months after the Trustees inform the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided,

however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested

Trustees. Until the end of the foregoing six month period, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Fund,

subject to applicable regulatory limitation.

5.6. For purposes of Sections 5.3 through 5.6 of this Agreement, a majority of the disinterested Trustees shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 5.3 to establish a new funding medium for Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict.

In the event that the Trustees determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the particular Accounts’

investment in the Fund and terminate this Agreement within six (6) months after the Trustees inform the Company in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Trustees.

ARTICLE VI. Applicable Law

6.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

6.2. This Agreement shall be subject to the provisions of the 1933 Act, the

Securities Exchange Act of 1934 and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemption from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, but not limited to, the Mixed and Shared

Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith, provided however that the term “Registration Statement or Prospectus for the Variable

Contracts” and terms of similar import shall include (i) any offering circular or similar document and sales literature or other promotional materials used to offer and/or sell the variable

Contracts in compliance with the private offering exemption in the 1933 Act and applicable federal and state laws and regulations, and (ii) the term “Registration Statement” and

“Prospectus” as defined in the 1933 Act.

ARTICLE VII. Termination

7.1. This Agreement shall terminate:

(a) at the option of any party upon six month’s advance written notice to the other parties, with or without cause;

(b) at the option of the Company to the extent that shares of Portfolios are not reasonably available to meet the requirements of its Contracts or are not appropriate funding vehicles for the Contracts, as determined by the Company reasonably and in good faith.

Prompt notice of the election to terminate for such cause and an explanation of such cause shall be furnished by the Company;

(c) as provided in Article V;

(d) at the option of the Fund or the Adviser upon institution of formal proceedings against the Company (or its parent) by the Financial Industry Regulatory Authority

(“FINRA”), the SEC, the insurance commission of any state or any other regulatory body having jurisdiction over that party, which would have a material adverse effect on the Company’s ability to perform its obligations under this Agreement;

(e) at the option of the Company upon institution of formal

proceedings against the Fund or the Adviser (or its parent) by FINRA, the SEC, or any state securities or insurance department or any other regulatory body having jurisdiction over that party, which would have a material adverse effect on the Adviser’s or the Fund’s ability to perform its obligations under this Agreement;

(f) at the option of the Company or the Fund upon receipt of any necessary regulatory approvals or the vote of the Contract owners having an interest in the

Account (or any subaccount) to substitute the shares of another investment company for the corresponding Portfolio shares of the Fund in accordance with the terms of the Contracts for which those Portfolio shares have been selected to serve as the underlying investment media.

The Company will give 45 days prior written notice to the Fund of the date of any proposed vote or other action taken to replace the Fund’s shares;

(g) at the option of the Company or the Fund upon a determination by a majority of the Trustees, or a majority of the disinterested Trustees, that an irreconcilable material conflict exists among the interests of (i) all Contract owners of variable insurance products of all separate accounts or (ii) the interests of the Participating Insurance Companies investing in the Fund as delineated in Article VII of this Agreement;

(h) at the option of the Company if the Fund ceases to qualify as a

Regulated Investment Company under Subchapter M of the Code, or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify;

(i) at the option of the Company if the Fund fails to meet the diversification requirements specified in Section 2.6 hereof or if the Company reasonably believes that the Fund will fail to meet such requirements;

(j) at the option of any party to this Agreement, upon another party’s failure to cure a material breach of any provision of this Agreement within thirty days after written notice thereof;

(k) at the option of the Company, if the Company determines in its sole judgment exercised in good faith, that either the Fund or the Adviser has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company;

(l) at the option of the Fund or the Adviser, if the Fund or Adviser respectively, shall determine in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Fund or the Adviser;

(m) subject to the Fund’s compliance with Section 2.6 hereof, at the option of the Fund in the event any of the Contracts are not issued or sold in accordance with applicable requirements of federal and/or state law; or

(n) at the option of the Fund if (i) the Company breaches any of the representations and warranties made in this Agreement; or (ii) the Company notifies the Fund that any of such representations and warranties may no longer be true or might not be true in the future; or (iii) any of the Company’s representations and warranties were not true on the effective date of this Agreement, are at any time no longer true, or have not been true during any time since the effective date of this Agreement.

ARTICLE VIII. Indemnification

8.1. Indemnification By The Company

(a) The Company agrees to indemnify and hold harmless the Fund and the Adviser, each member of their Board of Trustees or Board of Directors, each of their officers,

employees and agents, and each person, if any, who controls the Fund within the meaning of

Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section

8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, fine, liability or expense and reasonable legal counsel fees incurred in connection therewith (collectively, “Losses”)), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s shares or the Contracts and:

(i) arise out of or are based upon any untrue statement or
alleged untrue statement of any material fact contained in
the registration statement, prospectus or SAI for the
Contracts or contained in sales literature or other
promotional material for the Contracts (or any amendment
or supplement to any of the foregoing), or arise out of or
are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or
necessary to make the statements therein not misleading in
light of the circumstances which they were made; provided
that this agreement to indemnify shall not apply as to any
Indemnified Party if such statement or omission or such
alleged statement or omission was made in reliance upon
and in conformity with information furnished to the
Company by or on behalf of the Fund or the Adviser for
use in the registration statement, prospectus or SAI for the
Contracts or sales literature (or any amendment or
supplement) or otherwise for use in connection with the
sale of the Contracts or Fund shares; or

(ii) arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or
representations contained in the Fund registration
statement, Fund prospectus or sales literature or other
promotional material of the Fund not supplied by the
Company or persons under its control) or wrongful conduct
of the Company or persons under its control, with respect
to the sale or disposition of the Contracts or Fund shares,
provided any such statement or representation or such
wrongful conduct was not made in reliance upon and in
conformity with information furnished in writing, via fax or via electronic means, to the Company by or on behalf of the
Advisor or the Fund; or

(iii) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in the Fund
registration statement, Fund prospectus, SAI or sales
literature or other promotional material of the Fund or any
amendment thereof or supplement thereto or the omission
or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements
therein not misleading in light of the circumstances in
which they were made, if such statement or omission was

made in reliance upon information furnished in writing, via
fax or via electronic means, to the Fund or the Adviser by
or on behalf of the Company or persons under its control;

(iv) arise out of or result from any material breach of this
Agreement by the Company;

(v) arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

(vi) arise out of or result from a Contract failing to be
considered a life insurance policy or an annuity Contract,
whichever is appropriate, under applicable provisions of the
Code thereby depriving the Fund of its compliance with
Section 817(h) of the Code, unless such failure is due to the failure of the Fund or any of the other investment
companies currently available as funding vehicles for the
Contracts to invest the assets of any portfolio in such a
manner as to ensure that the Contracts will be treated as
annuity, endowment, or life insurance contracts, whichever
is appropriate, under the Code and the regulations issued
thereunder (or any successor provisions).

except to the extent provided in Sections 8.1(b) and 8.3 hereof. This indemnification shall be in addition to any liability which the Company may otherwise have.

(b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an

Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such

Indemnified Party’s reckless disregard of obligations and duties under this Agreement.

8.2. Indemnification by Adviser and Fund

(a)(1) The Adviser agrees to indemnify and hold harmless the Company and each of its directors and officers, employees and agents, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the

“Indemnified Parties” for purposes of this Section 8.2) against any and all losses, claims,

damages, liabilities (including amounts paid in settlement with the written consent of the

Adviser) or litigation expenses (including any Losses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s shares or the Contracts and:

(i) arise out of or are based upon any untrue statement or
alleged untrue statement of any material fact contained in
the registration statement, prospectus, SAI or sales
literature of the Fund (or any amendment or supplement to
any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the
statements therein not misleading in light of the
circumstances in which they were made; provided that this
agreement to indemnify shall not apply as to any
Indemnified Party if such statement or omission or such
alleged statement or omission was made in reliance upon
and in conformity with information furnished in writing,
via fax or via electronic means, to the Adviser or the Fund
by or on behalf of the Company for use in the Fund
registration statement, prospectus or SAI, or sales literature or other promotional material for the Contracts or of the
Fund; or

(ii) arise out of or as a result of statements or representations
(other than statements or representations contained in the
Contracts or in the Contract registration statement, the
Contract prospectus, SAI, or sales literature or other
promotional material for the Contracts not supplied by the
Adviser or the Fund or persons under the control of the
Adviser or the Fund respectively) or wrongful conduct of
the Adviser or persons under its control, with respect to the sale or distribution of the Contracts, provided any such
statement or representation or such wrongful conduct was
not made in reliance upon and in conformity with
information furnished in writing, via fax or via electronic
means, to the Adviser or the Fund by or on behalf of the
Company; or

(iii) arise out of any untrue statement or allegedly untrue
statement of a material fact contained in a registration
statement, prospectus, SAI or sales literature covering the

Contracts (or any amendment thereof or supplement
thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading in
light of the circumstances in which they were made, if such
statement or omission was made in reliance upon
information furnished in writing, via fax or via electronic
means, to the Company by or on behalf of the Fund or
persons under the control of the Adviser; or

(iv) arise out of or result from any material breach of this
Agreement by the Adviser.

except to the extent provided in Sections 8.2(b) and 8.3 hereof. This indemnification shall be in addition to any liability which the Adviser may otherwise have.

(a)(2) The Fund agrees to indemnify and hold harmless the Indemnified

Parties against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation expenses (including Losses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the operations of the Fund or the sale or acquisition of the

Fund’s shares and:

(i) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact or (b) the
omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the
statements made therein, in light of the circumstances in
which they were made, not misleading, if such fact,
statement or omission is contained in the registration
statement for the Fund or the Contracts, or in the
prospectus or SAI for the Contracts or the Fund, or in any
amendment to any of the foregoing, or in sales literature or other promotional material for the Contracts or of the Fund, provided, however, that this agreement to indemnify shall
not apply as to any Indemnified Party if such statement,
fact or omission or such alleged statement, fact or omission was made in reliance upon and in conformity with
information furnished in writing, via fax or via electronic

means, to the Adviser or the Fund by or on behalf of the
Indemnified Party; or

(ii) arise out of or as a result of statements or representations
(other than statements or representations contained in the
Contracts or in the Contract registration statement, the
Contract prospectus, SAI, or sales literature or other
promotional material for the Contracts not supplied by the
Adviser or the Fund or persons under the control of the
Adviser or the Fund respectively) or wrongful conduct of
the Fund or persons under its control with respect to the
sale or distribution of Contracts, provided any such
statement or representation or such wrongful conduct was
not made in reliance upon and in conformity with
information furnished in writing, via fax or via electronic
means, to the Adviser or the Fund by or on behalf of the
Company; or

(iii) arise out of or result from any material breach of this
Agreement by the Fund (including a failure to comply with
the diversification requirements specified in Section 2.6 of this Agreement).

except to the extent provided in Section 8.2(b) and 8.3 hereof. This indemnification shall be in addition to any liability which the Fund may otherwise have.

(b) The Fund and Adviser shall not be liable under this

indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified

Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement.

8.3. Indemnification Procedure

Any person obligated to provide indemnification under this Article VIII

(“indemnifying party” for the purpose of this Section 8.3) shall not be liable under the indemnification provisions of this Article VIII with respect to any claim made against a party entitled to indemnification under this Article VIII (“indemnified party” for the purpose of this

Section 8.3) unless such indemnified party shall have notified the indemnifying party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such indemnified party (or after such party shall have received notice of such service on any designated agent), but failure to notify the indemnifying party of any such claim shall not relieve the indemnifying party from any liability which it may have to the indemnified party against whom such action is brought under the indemnification provisions of this Article VIII, except to the extent that the failure to notify results in the failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of failure to give such notice. In case any such action is brought against the indemnified party, the indemnifying party will be entitled to participate, at its own expense, in the defense thereof. The indemnifying party also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the indemnifying party to the indemnified party of the indemnifying party’s election to assume the defense thereof, the indemnified party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii)

the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff,

the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VIII shall survive any termination of this Agreement.

ARTICLE IX. Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify to the other party.

If to the Fund:

Oppenheimer Variable Account Funds
6803 South Tucson Way
Centennial, CO 80112
Attn: General Counsel

With a copy to:
Oppenheimer Variable Account Funds
Two World Financial Center
225 Liberty Street, 11th Floor
New York, NY 10080
Attn.: Director of Variable Accounts

If to the Adviser:

OppenheimerFunds, Inc.
6803 South Tucson Way
Centennial, CO 80112
Attn: General Counsel

With a copy to:
Oppenheimer Variable Account Funds
Two World Financial Center
225 Liberty Street, 11th Floor
New York, NY 10080
Attn.: Director of Variable Accounts

If to the Company:

National Life Insurance Company
One National Life Drive
Montpelier, Vermont, 05604
Attn: Chief Compliance Officer, Variable Products

ARTICLE X. Miscellaneous

10.1. The Company represents and warrants that any Contracts eligible to purchase shares of the Fund and offered and/or sold in private placements will comply in all material respects with the exemptions from the registration requirements of the 1933 Act and applicable federal and state laws and regulations.

10.2. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and,

except as permitted by (i) this Agreement and (ii) by Title V, Subtitle A of the Gramm-Leach-

Bliley Act and by regulations adopted thereunder by regulators having jurisdiction over the parties hereto, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as it may come into the public domain.

10.3. Each party shall treat as confidential all information of the other party which the parties agree in writing is confidential (“Confidential Information”). Except as permitted by this Agreement or as required by appropriate governmental authority (including,

without limitation, the SEC, FINRA, or state securities and insurance regulators) the receiving party shall not disclose or use Confidential Information of the other party before it enters the public domain, without the express written consent of the party providing the Confidential

Information.

10.4. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

10.5. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

10.6. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

10.7. The parties to this Agreement acknowledge and agree that all liabilities of the Fund arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Fund and that no Trustee, director,

officer, agent or holder of shares of beneficial interest of the Fund shall be personally liable for any such liabilities.

10.8. The parties to this Agreement agree that the assets and liabilities of each

Portfolio of the Fund are separate and distinct from the assets and liabilities of each other

Portfolio. No Portfolio shall be liable or shall be charged for any debt, obligation or liability of any other Portfolio.

10.9. Each party hereto shall cooperate with, and promptly notify each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, FINRA. and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

10.10. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity,

which the parties hereto are entitled to under state and federal laws.

10.11. It is understood by the parties that this Agreement is not an exclusive arrangement in any respect.

10.12. The Company and the Adviser each understand and agree that the obligations of the Fund under this Agreement are not binding upon any Trustee or shareholder of the Fund personally, but bind only the Fund with respect to the Portfolio and the Portfolio’s property; the Company and the Adviser each represent that it has notice of the provisions of the

Declaration of Trust of the Fund disclaiming Trustee and shareholder liability for acts or obligations of the Fund.

10.13. This Agreement shall not be assigned by any party hereto without the prior written consent of all the parties. Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, the Adviser may transfer or assign its rights, duties and obligations hereunder or interest herein to any entity owned, directly or indirectly, by Oppenheimer

Acquisition Corp. (the Adviser’s parent corporation) or to a successor in interest pursuant to a merger, reorganization, stock sale, asset sale or other transaction, without the consent of the

Company, as long as (i) that assignee agrees to assume all the obligations imposed on the

Adviser by this Agreement, and (ii) the Fund consents to that assignment.

10.14. Likewise, the Company may transfer or assign its rights, duties and obligations hereunder or interest herein to a successor in interest pursuant to a merger,

reorganization, stock sale, asset sale or other transaction, without the consent of the Adviser, as long as (i) that assignee agrees to assume all the obligations imposed on the Company by this

Agreement, and (ii) the Company’s board assents to the transaction.

10.15. This Agreement sets forth the entire agreement between the parties and supercedes all prior communications, agreements and understandings, oral or written, between the parties regarding the subject matter hereof.

IN WITNESS WHEREOF, each of the parties hereto has caused its duly authorized officers to execute this Agreement.

NATIONAL LIFE INSURANCE COMPANY
By: /s/ Elizabeth MacGowan
Title: Vice President- Product Development
Date:
OPPENHEIMER VARIABLE ACCOUNT
FUND
By: /s/ Denis R. Molleur
Denis R. Molleur
Title: Secretary
Date:
OPPENHEIMERFUNDS, INC.
By: /s/ Denis R. Molleur
Denis R. Molleur
Title: Vice President
Date:

SCHEDULE 1

Separate Accounts	Products

National Variable Life Insurance Account	Oppenheimer Main Street Small Cap Fund/VA
Oppenheimer Balanced Fund/VA
Oppenheimer Strategic Bond Fund/VA

National Variable Annuity Account II	Oppenheimer Main Street Small Cap Fund/VA
Oppenheimer Balanced Fund/VA
Oppenheimer Strategic Bond Fund/VA

SCHEDULE 2
Portfolios of Oppenheimer Variable Account Funds shown below do not include service class shares unless expressly indicated:
Oppenheimer Main Street Small Cap Fund/VA- Service Class
Oppenheimer Balanced Fund/VA- Service Class
Oppenheimer Strategic Bond Fund/VA- Service Class